IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

AND

TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT

THESE IRREVOCABLE TRANSFER AGENT INSTRUCTIONS AND TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT (the “Agreement”) is made and entered into as of this ___ day of Oct., 2015, by and between SACK LUNCH PRODUCTIONS, INC., a Utah corporation (the “Borrower”), STANDARD REGISTRAR & TRANSFER COMPANY, INC. (the “Transfer Agent”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender” or “TCA”).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Borrower and the Lender are executing and delivering a Credit Agreement dated as of June 30, 2015, but made effective as of October 13, 2015 (as amended, supplemented, renewed, or modified from time to time, the “Credit Agreement”) pursuant to which the Lender has agreed to make certain financial accommodations to and for the benefit of Borrower, all in accordance with the terms of the Credit Agreement; and

WHEREAS, in connection with the Credit Agreement, the Borrower is issuing to the Lender, and may in the future be required to issue to Lender, a certain number of shares of the Borrower’s common stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, the parties hereto desire to enter into certain agreements with respect to the shares of Common Stock issued or issuable to Lender under the Credit Agreement, all in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals; Definitions. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference. Capitalized terms used herein and not otherwise defined in this Agreement shall have the same meaning ascribed to such terms in the Credit Agreement.

2. Stock Issued Under Credit Agreement.

(a) Issuance of Advisory Fee Shares. The parties hereto acknowledge that pursuant to the terms of the Credit Agreement, the Borrower has issued and has agreed to possibly issue in the future, to Lender, certain shares of the Borrower’s Common Stock. In the event, for any reason, the Borrower fails to deliver, or to cause the Transfer Agent to deliver, to Lender any portion of the shares of Common Stock issuable to Lender at such times when such shares are to be issued and delivered to Lender in accordance with the Credit Agreement, then the parties hereto acknowledge and agree that the Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a notice requesting the issuance of the shares of Common Stock then issuable in accordance with the terms of the Credit Agreement (the “Issuance Notice”). Upon the Transfer Agent’s receipt of an Issuance Notice from the Lender, the Transfer Agent, (upon completion of Standard Registrars due diligence review) provided they are the acting transfer agent for the Borrower at the time, shall, without any further confirmation, approval, instructions or other action from the Borrower, and within three (3) business days from Transfer Agent’s receipt of the Issuance Notice, issue and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Issuance Notice, a certificate of the Common Stock of the Borrower, as applicable and as set forth in the Issuance Notice, registered in the name of the Lender, for the number of shares to which the Lender shall be then entitled under the Credit Agreement, as set forth in the Issuance Notice.

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(b) Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Note, Lender has the right, in certain circumstances, to convert amounts due under the Note into Common Stock in accordance with the terms of the Note. In the event, for any reason, the Borrower fails to issue or cause the Transfer Agent to issue to Lender any portion of the shares of Common Stock issuable upon conversion of the Note in connection with the exercise by Lender of any of its conversion rights under the Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a “Conversion Notice” (as defined in the Note) requesting the issuance of the shares of Common Stock then issuable in accordance with the terms of the Note. Upon the Transfer Agent’s receipt of an executed Conversion Notice from Lender, the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, without any further confirmation, approval, instructions or other action from the Borrower, and within three (3) business days from Transfer Agent’s receipt of the Conversion Notice, issue and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Borrower, registered in the name of Lender or its designee, for the number of shares of Common Stock to which Lender shall be then entitled under the Note, as set forth in the Conversion Notice.

(c) Restrictive Legends. Unless the Lender can provide to the Transfer Agent appropriate and customary documentation that any shares of Common Stock issuable to Lender under the Credit Agreement can be issued without restriction under the Securities Act of 1933, as amended (the “Securities Act”), the certificates representing the Common Stock issuable to Lender under the Credit Agreement, when issued by the Transfer Agent, shall bear the following legend, or its equivalent:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE BORROWER, THAT REGITRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(d) Removal of Restrictive Legends. In the event that the Lender, through its counsel or other representatives, submits to the Transfer Agent any shares of Common Stock (or certificates representing same) previously issued to Lender for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel required for the removal of the restrictive legends, then the Borrower hereby agrees and acknowledges that the Lender is hereby irrevocably and expressly authorized to have counsel to the Lender render any and all opinions which may be required for purposes of removing such restrictive legends, and in the event the Lender submits an opinion of counsel from its own counsel as hereby contemplated, the Transfer Agent hereby acknowledges and agrees that, provided the opinions and other documentation delivered to Transfer Agent comply with customary legal requirements permitting or allowing for the removal of restrictive legends, Transfer Agent will rely on and accept such opinion of counsel and all documentation submitted in connection therewith, and without any confirmation, approval, instructions or other action from the Borrower, issue such shares of Common Stock, as the case may be, without restrictive legends as instructed by the Lender, and within three (3) business days of receipt of the required request and opinions from the Lender, its agent or counsel, issue and surrender to a common carrier for overnight delivery to the address as specified by the Lender, certificates, registered in the name of the Lender or its designees, representing the shares of Common Stock to which the Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

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3. Authorized Agent of the Borrower. The Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower’s duly authorized agent and attorney-in-fact for the Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances and transfers upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Borrower under the Credit Agreement remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower’s Common Stock thereunder. In this regard, the Transfer Agent agrees as follows:

(a) The Transfer Agent shall accept and rely exclusively on any Issuance Notice or Conversion Notice submitted by the Lender and shall not seek confirmation, approval, instructions or other action from the Borrower to process any Issuance Notice or Conversion Notice, or any other instruction or order from the Lender that, pursuant to the terms hereof, does not require confirmation, approval, instruction or other action from the Borrower.

(b) The Transfer Agent shall, provided the opinions of counsel and other documentation delivered to Transfer Agent comply with customary legal requirements permitting or allowing for the removal of restrictive legends, accept and rely exclusively on the opinions of counsel and other documentation submitted by the Lender for the removal of any restrictive legends as contemplated by this Agreement, and Transfer Agent shall not seek confirmation, approval, instructions or other action from the Borrower to process such submissions by the Lender.

(c) The Transfer Agent shall have no liability to the Borrower hereunder for relying or acting on instructions from the Lender as hereby contemplated. Any Issuance Notice, Conversion Notice, or other instruction or request made by Lender hereunder, for removal of restrictive legends or otherwise, together with any supporting documentation delivered hereunder, shall constitute an irrevocable instruction to the Transfer Agent to process such notice or instruction in accordance with the terms thereof, and the Borrower hereby indemnifies and holds the Transfer Agent forever harmless of and from any action taken by the Transfer Agent in reliance upon instructions of the Lender as hereby provided. Any notices, instructions, opinions or other documents required hereunder may be transmitted by the Lender to the Transfer Agent by facsimile, e-mail or any other commercially reasonable method.

(d) The Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and Transfer Agent agrees and acknowledges that, even if the Borrower gives any such inconsistent instructions or orders, Transfer Agent shall disregard such instructions or orders and will not abide by any such instructions or orders, and Transfer Agent will act in accordance with the Lender’s instructions as hereby contemplated and permitted.

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(e) The Borrower shall not be entitled to, nor will the Transfer Agent grant a suspension or delay in undertaking of its obligations hereunder for any time period in order for the Borrower to review any matters contemplated herein with its counsel, to obtain a court order or its equivalent in order to prevent the Transfer Agent from acting hereunder, or to otherwise allow the Borrower, through any tactic, maneuver, or strategy, to impair, hinder, delay or prevent Transfer Agent from timely acting in accordance with the Lender’s instructions as hereby contemplated and permitted within the time periods herein provided.

(f) The Borrower and the Transfer Agent hereby acknowledge and confirm that Transfer Agent’s compliance with the terms of this Agreement does not and will not in any way prohibit the Transfer Agent from satisfying any and all responsibilities and duties it may owe to the Borrower.

(g) The Transfer Agent, within one (1) business day after request of the Lender, and without instruction, approval, confirmation or other action by the Borrower, will provide to the Lender the total number of authorized shares of the Borrower’s Common Stock, as well as the current outstanding shares of the Borrower’s Common Stock as of the date of the request.

(h) Any issuance of Borrower’s Common Stock required or permitted hereunder, or under the terms of the Credit Agreement and other Loan Documents, may be issued to Lender, or to Lender’s designee or nominee, and to the extent Lender elects to have such issuance to Lender’s nominee or designee, Transfer Agent agrees to issue any such shares of Borrower’s Common Stock to Lender’s nominee or designee, only upon a written instruction from Lender, and without the need for stock powers, or any medallion guaranty signatures or other requirements other than Lender’s written instruction to issue the shares to Lender’s nominee or designee.

4. Replacement of Transfer Agent. The Borrower hereby agrees that it shall not replace the Transfer Agent as the Borrower’s transfer agent without the prior written consent of the Lender. The Borrower agrees that, in the event the Transfer Agent resigns as the Borrower’s transfer agent, the Borrower will engage a suitable replacement transfer agent that has agreed to serve as transfer agent and to be bound by the terms and conditions of this Agreement within ten (10) business days of the resignation of the Transfer Agent. The Borrower’s obligation to obtain a suitable replacement transfer agent shall not affect the current Transfer Agent’s ability to resign.

5. Miscellaneous.

(a) Material Inducement. The Borrower acknowledges that the Lender is relying on the representations and covenants made by the Borrower and the Transfer Agent hereunder and such representations and covenants are a material inducement to the Lender entering into the Credit Agreement. The Borrower further acknowledges that without such representations and covenants of the Borrower and Transfer Agent made hereunder, the Lender would not enter into the Credit Agreement.

(b) Injunction and Specific Performance. The Borrower and Transfer Agent each specifically acknowledges and agrees that in the event of a breach or threatened breach by either the Borrower or the Transfer Agent of any provision hereof, the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Agreement by the Borrower or the Transfer Agent, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

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(c) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Borrower:	Sack Lunch Productions, Inc.
59 West 100 South, 2nd Floor
Salt Lake City, UT 84101
Attention: Richard Surber
E-Mail: hudconsult@aol.com

If to the Lender:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
Attention: Robert Press, Director
E-Mail: bpress@tcaglobalfund.com

With a copy to:	TCA Global Credit Master Fund, LP
19950 W. Country Club Dr., First Floor
Aventura, FL 33180
Attention: Robert Press, Director
E-Mail: bpress@tcaglobalfund.com

With a copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, FL 33487
Attn: David Kahan, Esq.
Telephone: (561) 672-8330
Facsimile: (561) 672-8301
E-Mail: david@dkpalaw.com

If to the Transfer Agent:	Standard Registrar & Transfer Company, Inc.
12528 South 1840 East
Draper, UT 84020
Attn: Ron Harrington_
E-Mail: amy@standardregistrar.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, by e-mail or other method of delivery, but shall be deemed to have been given only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the receiving party has received such notice.

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(d) Applicable Law and Consent to Jurisdiction. The Borrower and Transfer Agent irrevocably agree that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement, or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. Borrower and Transfer Agent hereby consent to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. Borrower and Transfer Agent hereby waive personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

(e) Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(f) Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(g) Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(h) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(i) Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other Loan Documents, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or any other Loan Documents, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys’ fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

SACK LUNCH PRODUCTIONS, INC.

By:	/s/ Richard Surber
Name:	Richard Surber
Title:	CEO, President & Director
Date:

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd., its general partner

By:	/s/ Robert Press
Robert Press, Director
Date:

TRANSFER AGENT:

STANDARD REGISTRAR & TRANSFER COMPANY, INC.

By:	/s/ Amy Merrill
Name:	Amy Merrill
Title:	Office Manager
Date:	October 14, 2015

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